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                                                                    EXHIBIT 10.2

                    FIRST AMENDMENT TO ACQUISITION AGREEMENT

     This First Amendment to the "Acquisition Agreement" (hereinafter defined) is made and entered into, subject to the provisions of Section 6 hereof, effective as of January 31, 1987, between The Greyhound Corporation, an Arizona corporation, Greyhound lines, Inc., a California corporation (hereinafter collectively referred to as "Seller"), and GLI Holding Company, a Delaware corporation (hereinafter referred to as "GLI Holding").

                              W I T N E S S E T H:

     WHEREAS, Seller and GLI Holding entered into an agreement dated December 22, 1986 (hereinafter referred to as the "Acquisition Agreement") under which GLI Holding shall acquire certain assets of Seller as of a date determined under
Section 3.1 of the Acquisition Agreement (hereinafter referred to as "Closing");

     WHEREAS, Seller and GLI Holding have agreed, subject to the terms and conditions hereof, that Seller shall cause its trustees of the Greyhound Retirement and Disability Fund and the Western Greyhound Pension Trust (hereinafter collectively referred to as the "Trusts") to authorize the transfer of all of the assets and liabilities of the Trusts and the Greyhound Retirement and Disability Plan and the Western Greyhound Retirement Plan (hereinafter collectively referred to as the "Plans") to a new retirement plan and trust (hereinafter referred to as the "New Plan" and "New Trust," respectively) to be established pursuant to a collective bargaining agreement (hereinafter referred to as the "Collective Bargaining Agreement") between GLI Merger Company, a Delaware corporation (hereinafter referred to as "GLI Merger") or its parent and the Amalgamated Council of Greyhound Local Unions (hereinafter referred to as "Amalgamated Council"); and

     WHEREAS, Seller and GLI Holding have agreed that, subject to the terms and conditions hereof, Seller shall cause its trustees of the Greyhound Lines Career Average Pension Trust (hereinafter referred to as the "Career Trust") to authorize the transfer of all the assets and liabilities of the Career Trust and the Greyhound Lines Career Average Pension Plan (hereinafter referred to as the "Career Plan") to a new career average retirement plan and trust (hereinafter referred to as the "New Career Plan" and "New Career Trust," respectively) to be established pursuant to the Collective Bargaining Agreement;
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     NOW, THEREFORE, the parties agree as follows:

     1.  Establishment of the New Plans and Trusts.

          As soon as practicable following the execution and ratification of the Collective Bargaining Agreement, GLI Merger agrees that it or its parent will establish in conjunction with the Amalgamated Council the New Plan, the New Trust, the New Career Plan and the New Career Trust. GLI Merger agrees that said plans and trusts will be intended to constitute qualified plans and trusts under the Internal Revenue Code of 1986, as amended (the "Code"), and that such trusts will be intended to constitute tax-exempt trusts under the Code. In addition, GLI Merger agrees, in conjunction with the Amalgamated Council to seek favorable determinations from the Internal Revenue Service with regard to the qualified status of such plans and trusts and the tax-exempt status of such trusts under the Code.

     2.  Transfer of Assets and Liabilities.

          As soon as is practicable after the later of Closing or the establishment of the New Plan and the New Trust, Seller agrees to cause its trustees of the Trusts to take any and all action necessary to transfer all of the assets and liabilities thereof to the New Trust. Likewise, as soon as practicable after the later of Closing or the establishment of the New Career Plan and the New Career Trust, Seller agrees to cause its trustees of the Career Trust to take any and all action necessary to transfer all of the assets and liabilities thereof to the New Career Trust. Seller and GLI Merger agree that it shall not be necessary for the Internal Revenue Service to have issued favorable determination letters with respect to the qualified status of the new plans and trusts and the exempt status of the new trusts prior to implementing the transfers of assets and liabilities contemplated hereunder; provided, however, that Johnson & Swanson shall have furnished Seller an opinion that the New Plan, New Trust, New Career Plan and New Career Trust satisfy the requirements applicable to qualified plans and trusts under the Code.

     3.  Investment of Trust Assets.

          As soon as practicable following the execution and ratification of the Collective Bargaining Agreement, Seller agrees to cause its trustees of the Trusts and the Career Trust to authorize actions to liquidate in an orderly and reasonable manner all of the equity investments held in such Trusts and to reinvest the proceeds therefrom in cash

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     equivalents pending the transfer of assets and liabilities contemplated hereunder. Seller and GLI Merger agree that said liquidation and reinvestment shall be undertaken in a manner that complies with the applicable requirements of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          4.  Cooperation of Actuarial Consultant Firms.

             Seller and GLI Merger agree that their respective actuarial consultant firms assisting in the implementation of the actions contemplated by this agreement will be available for consulting with each other and will assist each other in accomplishing the transfers of assets and liabilities contemplated herein.

          5.  Representations and Warranties of Seller Concerning Plans.

             With respect to the Plans and the Career Plan, the Seller hereby represents and warrants the following:

           a. Determination letters have been received to the effect that the Plans and the Career Plan are qualified under section 401 of the Code and the trusts maintained pursuant thereto are exempt from federal income taxation under section 501 of the Code, and nothing has occurred to cause the loss of such qualification or exemption.

           b. No prohibited transactions (as defined in section 406 of ERISA or in section 4975 of the Code) with respect to the Plans or the Career Plan has occurred or will have occurred prior to Closing.

           c. The aggregate value, as of the Closing Date, of the assets of the Plans and the Career Plan, including any contributions receivable but net of any current payables or accrued expenses (Net Assets Available for Plan Benefits) shall not be less than the total of the actuarial present value of accumulated plan benefits of the Plans and the Career Plan. For purposes hereof, the determination of such actuarial present value of accumulated plan benefits shall (i) be made as of the Closing Date; (ii) be calculated by the actuarial firm of Tower, Perrin, Forster & Crosby (TPF&C) in the same manner as reflected in the 1985 Actuarial Report prepared as of January 1, 1985; (iii) include both vested and non-vested benefits; and (iv) be subject to verification by GLI Merger's actuaries. In no event shall

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           the assets in the dedicated bond portfolios of the Plans be valued in this determination at an amount greater than the actuarial present value of the liabilities of the related covered retiree benefits (which are calculated using an investment return assumption equal to the effective yield on the respective dedicated bond portfolios at the date dedicated). Assets of the Plans and the Career Plan other than the dedicated bond portfolios shall be valued at fair market value as of closing for purposes of this determination. Indemnification under Section 10.2 of the Acquisition Agreement for breach of this Section 5c shall not be subject to the limitation that $9,500,000 of Damages have been incurred, and any indemnification payments as a result of breach of the representation in this Section 5c shall not be included in determining whether the $9,500,000 has been reached under Section 10.2(a) of the Acquisition Agreement.

          6. Condition Precedent to this First Amendment to the Acquisition Agreement Becoming Effective.

             This First Amendment to the Acquisition Agreement shall not become effective unless on or prior to Closing, both (i) GLI Holding, or a subsidiary thereof, executes the Collective Bargaining Agreement effective at Closing, and (ii) GLI Holding represents that the Amalgamated Council has agreed to cause the transfers of all assets and liabilities of the Trusts and Career Trust to the New Trust and the New Career Trust, respectively, and to take the other actions envisioned for the Plans and the Trusts by the First Amendment.

          7. Effect on Agreement.

             Except as expressly provided herein, no provision of the Acquisition Agreement is affected by this First Amendment.

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     IN WITNESS WHEREOF, this first amendment has been executed by the parties on this 31st day of January, 1987.

THE GREYHOUND CORPORATION                        GLI HOLDING COMPANY

By: /s/ RICHARD C. STEPHAN                       By: /s/ FRED G. CURRY
Title:  Vice President                           Title:  President & Chairman

GREYHOUND LINES INC.

By: /s/ RICHARD C. STEPHAN
Title:  Vice President

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